Date: February 8, 2018

Media Contact:	Investor Contact:
Michael Kinney	Dennis Puma
732-938-1031	732-938-1229
mkinney@njresources.com	dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS FIRST-QUARTER FISCAL 2018 RESULTS
AND RAISES EARNINGS GUIDANCE FOR THE YEAR

WALL, N.J. — Today, New Jersey Resources (NYSE: NJR) reported results for the first-quarter of fiscal 2018. Highlights include:

●

Consolidated net income was $123.7 million for the first quarter of fiscal 2018, compared with $34.9 million for the same period in fiscal 2017. This includes an estimated benefit from tax reform of $57.6 million due to revaluation of deferred taxes recognized during this quarter.

●	Consolidated net financial earnings (NFE), a non-GAAP financial measure, were $135.3 million for the first quarter of fiscal 2018, compared with $40.4 million during the same period in fiscal 2017.
●	NJR raised its fiscal 2018 NFE guidance to $2.55 to $2.65 from $1.75 to $1.85 per share.
●	Long-term annual NFE per share growth rate range adjusted to 6 to 8 percent.
●

Energy Services reported first-quarter fiscal 2018 NFE of $20.3 million, compared with $3.5 million during the same period in fiscal 2017, driven by strong market demand due to colder weather in December 2017.

“Our strong performance this quarter was led by Energy Services, benefits from tax reform and solid contributions from our regulated businesses," Laurence M. Downes, chairman and CEO of New Jersey Resources, said. "We remain focused on executing our natural gas, clean energy and energy efficiency strategy to best serve our customers, and generate returns for our shareowners."

First-quarter fiscal 2018 net income totaled $123.7 million, or $1.42 per share, compared with $34.9 million, or $.41 per share, during the same period in fiscal 2017.

In the first quarter of fiscal 2018, NFE totaled $135.3 million, or $1.56 per share, compared with NFE of $40.4 million, or $.47 per share, during the same period last year.

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

A reconciliation of net income to NFE for the three months ended December 31 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended
	December 31,
(Thousands)	2017	2016
Net income*	$123,699	$34,929
Add:
Unrealized loss on derivative instruments and related transactions	34,855	28,302
Tax effect	(8,059)	(9,757)
Effects of economic hedging related to natural gas inventory	(25,387)	(17,939)
Tax effect	8,244	6,204
Net income to NFE tax adjustment	1,981	(1,356)
Net financial earnings	$135,333	$40,383

Weighted Average Shares Outstanding
Basic	86,996	86,084
Diluted	87,347	86,855

Basic earnings per share	$1.42	$0.41
Add:
Unrealized loss on derivative instruments and related transactions	0.40	0.33
Tax effect	(0.09)	(0.11)
Effects of economic hedging related to natural gas inventory	(0.29)	(0.21)
Tax effect	0.10	0.07
Net income to NFE tax adjustment	0.02	(0.02)
Basic net financial earnings per share	$1.56	$0.47

* Includes an estimated income tax benefit of $57.6 million due to tax reform.

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Credits (SRECs) and foreign currency contracts. NFE eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

A table summarizing our key performance metrics for the three months ended December 31 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended
	December 31,
($ in Thousands)	2017	2016
Net income	$123,699	$34,929
EPS	$1.42	$0.41
NFE	$135,333	$40,383
Basic net financial earnings per share	$1.56	$0.47

A table detailing NFE for the three months ended December 31 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended
	December 31,
(Thousands)	2017	2016
Net financial earnings (loss)
New Jersey Natural Gas	$34,109	$30,348
Midstream	17,511	2,387
Subtotal Regulated	51,620	32,735
Clean Energy Ventures	71,250	2,842
Energy Services	20,274	3,487
Home Services and Other	(7,716)	1,542
Subtotal Non-Regulated	83,808	7,871
Subtotal	135,428	40,606
Eliminations	(95)	(223)
Total	$135,333	$40,383

NJR Increases Fiscal 2018 NFE Guidance:

NJR increased fiscal 2018 NFE guidance to $2.55 to $2.65 from a previously announced range of $1.75 to $1.85 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” NJR expects its regulated businesses to generate between 40 to 55 percent of total NFE, with New Jersey Natural Gas (NJNG) continuing to be the largest contributor, excluding the impacts of tax reform. The following chart represents NJR’s current expected contributions from its subsidiaries, and the estimated benefits as a result of the revaluation of deferred taxes due to tax reform for fiscal 2018:

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

Company	Expected Fiscal 2018 Net Financial Earnings Contribution
New Jersey Natural Gas	35 to 45 percent
Midstream	5 to 10 percent
Total Regulated	40 to 55 percent
Clean Energy Ventures	5 to 10 percent
Energy Services	20 to 30 percent
Home Services	1 to 3 percent
Total Non-regulated	26 to 43 percent
NFE contribution from the revaluation of deferred taxes due to tax reform	20 to 25 percent

In providing fiscal 2018 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

Tax Reform Update:

On December 22, 2017, the President signed into law the "Tax Act," formerly known as "The Tax Cuts and Jobs Act of 2017." The law includes several changes to the Internal Revenue Code of 1986, as amended, with the reduction in the federal corporate income tax rate from 35 percent to 21 percent that became effective January 1, 2018 being the most impactful to NJR.

As a result of the changes associated with the Tax Act, NJR revalued its deferred tax assets and liabilities as of the date of the enactment. The primary impact to deferred tax attributes was associated with depreciation timing differences for its utility plant and equipment, as well as property-related items in its non-regulated entities.

NJNG recorded a regulatory liability of $228 million, which includes $164.3 million for the revaluation of its deferred income taxes and $63.7 million for the accounting of the income tax effects on the revaluation. Due to IRS normalization rules, the excess deferred tax attributes for property-related items are amortized over the remaining life of the utility plant. The net decrease of the deferred tax liability for the remaining entities resulted in an income tax benefit, estimated to be $57.6 million, for the three months ended December 31, 2017.

A table summarizing the decrease of our net deferred tax liability recognized during the three months ended December 31, 2017 is provided below:

Three Months Ended
(Thousands)	December 31, 2017
Income tax (benefit) provision
Clean Energy Ventures	$(62,657)
Energy Services	9,107
Midstream	(13,989)
Home Services and Other	9,974
Total	$(57,565)

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

Effective Tax Rate:

Due to recently enacted tax reform legislation, NJR’s estimated annual effective tax rate increased from 8.7 percent in fiscal 2017 to 13.9 percent in fiscal 2018. In the first quarter of fiscal 2018, $11.6 million related to tax credits, net of deferred taxes, were recognized, compared with $7.5 million during the same period last year.

For NFE purposes, the effective tax rate also increased from 14.7 percent to 16.3 percent, and NJR recognized $11.6 million in tax credits, net of deferred taxes. Further detail can be found in Note 11 “Income Taxes” within our 10-Q filing.

Regulated Business Update:

New Jersey Natural Gas

Reported first-quarter fiscal 2018 NFE of $34.1 million, compared with $30.3 million, during the same period in fiscal 2017. Results for the quarter were driven by increased utility gross margin from new customer additions, primarily in the new residential construction market, and a higher basic gas supply service (BGSS) incentive margin.

On January 31, 2018, the New Jersey Board of Public Utilities (BPU) issued an Order directing NJNG to submit a filing by March 2, 2018, proposing the prospective change in rates as a result of the Tax Act. Included in the filing will be the amount, as well as the method, by which the rate difference collected from January 1, 2018 through March 31, 2018 will be returned to customers. Also, the filing will address how excess deferred taxes collected will be returned to customers.

Customer Growth:

●

Added 2,637 new customers during the first quarter of fiscal 2018 compared with 1,866 last year. These new customer additions, and those customers who added additional natural gas services to their premises, are expected to contribute $1.5 million annually to utility gross margin.

●

NJNG expects to invest approximately $40 million annually in capital expenditures to support new customer growth through fiscal 2020. NJNG expects to add between 26,000 to 28,000 new customers through fiscal 2020, representing an annual growth rate of 1.7 percent and a cumulative increase in utility gross margin of approximately $16 million. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Infrastructure Update:

The Southern Reliability Link (SRL) will provide a secondary interstate feed into the southern end of NJNG’s delivery system. Once the remaining easement and road-opening permits are obtained, construction will begin. NJNG expects the SRL to be in service in the first quarter of fiscal 2019.

New Jersey Reinvestment in System Enhancement (NJ RISE) program is a five-year, $102.5 million investment that began in 2014. Work to install a secondary natural gas distribution main in the northern section of the Seaside barrier island in Ocean County, New Jersey has begun, along with improving associated regulator stations.

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

Safety Acceleration and Facilities Enhancement (SAFE) II is a five-year program designed to replace the remaining 276 miles of unprotected steel main and associated services in NJNG’s distribution system. In the first quarter of fiscal 2018, $8.9 million was invested to replace 10 miles of unprotected steel main and services.

Basic Gas Supply Service Incentive Programs:

●

Contributed $4.4 million in the first quarter of fiscal 2018 to utility gross margin, compared with $3.8 million during the same period in fiscal 2017. The higher results were attributed to improved margins in off-system sales and storage incentive programs.

Energy Efficiency:

●

The SAVEGREEN Project®, NJNG’s energy efficiency program, invested $3.4 million during the first quarter of fiscal 2018 in grants and financing options designed to help customers with energy efficiency upgrades for their homes and businesses.

Midstream

Reported first-quarter 2018 NFE of $17.5 million, compared with $2.4 million during the same period in fiscal 2017. Improved performance was primarily due to an estimated benefit of $14 million based on the revaluation of deferred income taxes recognized during the first quarter of fiscal 2018 due to tax reform. Other factors included an increase in Allowance for Funds Used During Construction (AFUDC) from the PennEast project, an increase in the equity in earnings of affiliates, and a lower tax rate in fiscal 2018.

Infrastructure projects continue to move forward to benefit our customers and shareowners. Highlights include:

●

On January 19, 2018, PennEast received final approval of its Certificate of Public Convenience and Necessity from the Federal Energy Regulatory Commission (FERC). PennEast expects the project to be in service in 2019.

●

On October 27, 2017, Adelphia Gateway, LLC, a subsidiary of NJR, entered into an agreement to acquire an existing 84-mile pipeline in southeastern Pennsylvania, pending receipt of all of the necessary permits and regulatory actions. Recent milestones include the successful conclusion of its binding open season in December, and the January filing of an application with FERC for a Certificate of Public Convenience and Necessity. Adelphia Gateway expects the project to be in service in 2019.

Non-Regulated Business Update:

Energy Services

Reported first-quarter 2018 NFE of $20.3 million, compared with $3.5 million during the same period in fiscal 2017. The increase in NFE was due primarily to colder weather in December 2017, resulting in increased storage withdrawals due to higher demand coupled with higher volatility allowing Energy Services to capture additional margin from natural gas price spreads. Results include an estimated charge of $9.1 million based on the revaluation of deferred income taxes recognized during the first quarter of fiscal 2018 due to tax reform.

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

Clean Energy Ventures

Reported NFE of $71.3 million in the first quarter of fiscal 2018, compared with $2.8 million in the same period in fiscal 2017. The improved results were due primarily to an estimated benefit of $62.7 million based on the revaluation of deferred income taxes recognized during the first quarter of fiscal 2018 due to tax reform. Highlights include:

●

Two commercial solar projects are currently under construction and expected to be placed into service during fiscal 2018. The projects, Old Bridge Solar and Raritan Solar, represent 20.7 megawatts (MWs) of capacity and an approximate investment of $43.9 million.

●

Solar-related capital expenditures for projects eligible for Investment Tax Credits (ITCs) during the first quarter of fiscal 2018 were $5.9 million, compared with $8.9 million during the same period in fiscal 2017. The decrease was due primarily to the timing of commercial projects placed into service.

Home Services and Other Operations

In the first quarter of fiscal 2018, Home Services, the company’s non-regulated retail and appliance service subsidiary, and other operations reported a net financial loss of $7.7 million, compared with NFE of $1.5 million during the same period last year. The decrease was due to an estimated $10 million charge primarily attributed to other operations based on the revaluation of deferred income taxes recognized during the first quarter of fiscal 2018 due to tax reform.

Home Services reported a net financial loss of $3.8 million in the first quarter of fiscal 2018, compared with a net financial loss of $848,000 during the same period last year. Decreased results were due primarily to an estimated $2.8 million charge based on the revaluation of deferred taxes recognized during the first quarter of fiscal 2018 due to tax reform.

Commercial Realty and Resources (CR&R), the commercial real estate subsidiary of NJR, includes undeveloped land, as well as investments in other energy-related ventures that were fully divested during the first quarter. In the first three months of fiscal 2018, CR&R recorded a pretax gain of $5.3 million from the sale of available-for-sale securities, compared with $2.6 million during the same period in fiscal 2017.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile while continuing to invest capital in regulated and non-regulated projects.

●	NJR used operating cash flows of $23.5 million in the first quarter of fiscal 2018, compared with $46.1 million during the same period in fiscal 2017.
●

First-quarter fiscal 2018 capital expenditures were $73 million, of which $47.1 million were related to regulated assets, compared with $126.2 million, of which $42 million were related to regulated assets during the same period in fiscal 2017.

●

NJR reported aggregate capital expenditures of $84.3 million and dividend payments of $23.6 million, and used $32 million in operating and other activities for the first quarter of fiscal 2018, of which $113.3 million was funded from other proceeds from debt and $26.5 million from equity issuances.

Webcast Information:

NJR will host a live webcast to discuss its financial results today at 10 a.m. EST. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2018, forecasted contribution of business segments to fiscal 2018 NFE, future NJNG customer and utility gross margin growth, future NJR capital expenditures and infrastructure investments, Clean Energy Ventures’ ITC-eligible projects and demand for residential solar, the impact of the Tax Act, earnings and dividend growth, the ability to close and successfully implement the Adelphia Gateway acquisition, as well as the SRL and PennEast Pipeline projects.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, risks associated with our investments in clean energy projects, including the availability of regulatory and tax incentives, the availability of viable projects, our eligibility for ITCs and PTCs, the future market for SRECs and electricity prices, and operational risks related to projects in service; the ability to obtain governmental and regulatory approvals, land-use rights, electric grid connection (in the case of clean energy projects) and/or financing for the construction, development and operation of our unregulated energy investments and NJNG’s infrastructure projects in a timely manner; risks associated with acquisitions and the related integration of acquired assets with our current operations; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, our Energy Services segment operations and on our risk management efforts; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are approved for recovery from customers through the regulatory process, including through future base rate case filings; the impact of a disallowance of recovery of environmental-related expenditures and other regulatory changes; the performance of our subsidiaries; operating risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; the regulatory and pricing policies of federal and state regulatory agencies; timing of qualifying for ITCs and PTCs due to delays or failures to complete planned solar and wind energy projects and the resulting effect on our effective tax rate and earnings; the results of legal or administrative proceedings with respect to claims, rates, environmental issues, natural gas cost prudence reviews and other matters; risks related to cyberattack or failure of information technology systems; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to our company; the ability to comply with current and future regulatory requirements; the impact of volatility in the equity and credit markets on our access to capital; the impact to the asset values and resulting higher costs and funding obligations of our pension and postemployment benefit plans as a result of potential downturns in the financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, and liquidity in the wholesale energy trading market; accounting effects and other risks associated with hedging activities and use of derivatives contracts; the ability to optimize our physical assets; any potential need to record a valuation allowance for our deferred tax assets; changes to tax laws and regulations; weather and economic conditions; the ability to comply with debt covenants; demographic changes in NJR’s service territory and their effect on NJR’s customer growth; the impact of natural disasters, terrorist activities and other extreme events on our operations and customers; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; environmental-related and other uncertainties related to litigation or administrative proceedings; risks related to our employee workforce; and risks associated with the management of our joint ventures and partnerships, and investment in a master limited partnership. The aforementioned factors are detailed in the “Risk Factors” sections of our Form 10-K that we filed with the Securities and Exchange Commission (SEC) on November 21, 2017, which is available on the SEC’s Web site at sec.gov. Information included in this release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forwardlooking statement referenced herein in light of future events.

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

Non-GAAP Financial Information:

This release includes the non-GAAP financial measures NFE (losses) and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE (losses) excludes unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity contracts is reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to Clean Energy Ventures, as such adjustment is related to tax credits generated by Clean Energy Ventures.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations that move in relation to each other. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2017 Form 10-K, Item 7.

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●

New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,400 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties.

●	Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of more than 317 megawatts, providing residential and commercial customers with low-carbon solutions.

●

Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●	Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility and its stake in Dominion Midstream Partners, L.P., as well as its 20 percent equity interest in the PennEast Pipeline Project.

●	NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

NJR-E

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

NEW JERSEY RESOURCES
(Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
(Thousands, except per share data)	2017	2016
OPERATING REVENUES
Utility	$209,787	$185,556
Nonutility	495,518	355,472
Total operating revenues	705,305	541,028
OPERATING EXPENSES
Gas purchases
Utility	77,602	61,320
Nonutility	445,084	337,932
Related parties	2,149	2,111
Operation and maintenance	55,111	52,228
Regulatory rider expenses	11,769	12,601
Depreciation and amortization	21,854	19,260
Energy and other taxes	16,491	14,101
Total operating expenses	630,060	499,553
OPERATING INCOME	75,245	41,475
Other income, net	6,927	3,776
Interest expense, net of capitalized interest	11,905	10,615

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	70,267	34,636
Income tax (benefit) provision	(50,168)	2,018
Equity in earnings of affiliates	3,264	2,311
NET INCOME	$123,699	$34,929

EARNINGS PER COMMON SHARE
Basic	$1.42	$0.41
Diluted	$1.42	$0.40

DIVIDENDS DECLARED PER COMMON SHARE	$0.27	$0.26

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	86,996	86,084
Diluted	87,347	86,855

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NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended December 31,

(Thousands)	2017	2016
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net income	$123,699	$34,929
Add:

Unrealized loss on derivative instruments and related transactions	34,855	28,302
Tax effect	(8,059)	(9,757)
Effects of economic hedging related to natural gas inventory	(25,387)	(17,939)
Tax effect	8,244	6,204
Net income to NFE tax adjustment	1,981	(1,356)
Net financial earnings	$135,333	$40,383

Weighted Average Shares Outstanding
Basic	86,996	86,084
Diluted	87,347	86,855

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic earnings per share	$1.42	$0.41
Add:
Unrealized loss on derivative instruments and related transactions	$0.40	$0.33
Tax effect	$(0.09)	$(0.11)
Effects of economic hedging related to natural gas inventory	$(0.29)	$(0.21)
Tax effect	$0.10	$0.07
Net income to NFE tax adjustment	$0.02	$(0.02)
Basic NFE per share	$1.56	$0.47

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$209,787	$185,556
Less:
Gas purchases	84,755	64,186
Energy and other taxes	12,404	10,882
Regulatory rider expense	11,769	12,601
Utility gross margin	$100,859	$97,887

NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

(Unaudited)	Three Months Ended December 31,
(Thousands)	2017	2016
CLEAN ENERGY VENTURES

A reconciliation of net income to net financial earnings is as follows:

Net income	$69,269	$4,198
Add:
Net income to NFE tax adjustment	1,981	(1,356)
Net financial earnings	$71,250	$2,842

ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$477,981	$337,181
Less: Gas purchases	446,210	339,087
Add:
Unrealized loss on derivative instruments and related transactions	33,873	30,592
Effects of economic hedging related to natural gas inventory	(25,387)	(17,939)
Financial margin	$40,257	$10,747

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating income (loss)	$26,120	$(7,395)
Add:
Operation and maintenance expense	4,420	5,018
Depreciation and amortization	14	16
Other taxes	1,217	455
Subtotal	31,771	(1,906)
Add:
Unrealized loss on derivative instruments and related transactions	33,873	30,592
Effects of economic hedging related to natural gas inventory	(25,387)	(17,939)
Financial margin	$40,257	$10,747

A reconciliation of net income to net financial earnings is as follows:

Net income (loss)	$11,120	$(4,790)
Add:
Unrealized loss on derivative instruments and related transactions	33,873	30,592
Tax effect	(7,576)	(10,580)
Effects of economic hedging related to natural gas, net of taxes	(25,387)	(17,939)
Tax effect	8,244	6,204
Net financial earnings	$20,274	$3,487

NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

	Three Months Ended December 31,

(Thousands, except per share data)	2017	2016
NEW JERSEY RESOURCES
Operating Revenues
Natural Gas Distribution	$209,787	$185,556
Clean Energy Ventures	13,996	7,567
Energy Services	477,981	337,181
Midstream	—	—
Home Services and Other	9,957	10,006
Sub-total	711,721	540,310
Eliminations	(6,416)	718
Total	$705,305	$541,028

Operating Income
Natural Gas Distribution	$51,339	$51,372
Clean Energy Ventures	(535)	(4,293)
Energy Services	26,120	(7,395)
Midstream	(373)	(156)
Home Services and Other	(1,530)	(1,456)
Sub-total	75,021	38,072
Eliminations	224	3,403
Total	$75,245	$41,475

Equity in Earnings of Affiliates
Midstream	$4,129	$3,331
Eliminations	(865)	(1,020)
Total	$3,264	$2,311

Net income (loss)
Natural Gas Distribution	$34,109	$30,348
Clean Energy Ventures	69,269	4,198
Energy Services	11,120	(4,790)
Midstream	17,511	2,387
Home Services and Other	(7,716)	1,542
Sub-total	124,293	33,685
Eliminations	(594)	1,244
Total	$123,699	$34,929

Net financial earnings (loss)
Natural Gas Distribution	$34,109	$30,348
Clean Energy Ventures	71,250	2,842
Energy Services	20,274	3,487
Midstream	17,511	2,387
Home Services and Other	(7,716)	1,542
Sub-total	135,428	40,606
Eliminations	(95)	(223)
Total	$135,333	$40,383

Throughput (Bcf)
NJNG, Core Customers	30.7	32.8
NJNG, Off System/Capacity Management	38.7	43.6
Energy Services Fuel Mgmt. and Wholesale Sales	163.1	126.2
Total	232.5	202.6

Common Stock Data
Yield at December 31	2.7%	2.9%
Market Price
High	$45.45	$37.30
Low	$38.60	$30.46
Close at December 31	$40.20	$35.50
Shares Out. at December 31	87,475	86,196
Market Cap. at December 31	$3,516,513	$3,059,966

NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer and weather data)	2017	2016
NATURAL GAS DISTRIBUTION
Utility Gross Margin
Operating revenues	$209,787	$185,556
Less:
Gas purchases	84,755	64,186
Energy and other taxes	12,404	10,882
Regulatory rider expense	11,769	12,601
Total Utility Gross Margin	$100,859	$97,887

Utility Gross Margin, Operating Income and Net Income
Residential	$64,735	$62,498
Commercial, Industrial & Other	13,918	13,696
Firm Transportation	16,260	16,285
Total Firm Margin	94,913	92,479
Interruptible	1,511	1,624
Total System Margin	96,424	94,103
Off System/Capacity Management/FRM/Storage Incentive	4,435	3,784
Total Utility Gross Margin	100,859	97,887
Operation and maintenance expense	35,391	33,218
Depreciation and amortization	12,783	12,030
Other taxes not reflected in gross margin	1,346	1,267
Operating Income	$51,339	$51,372

Net Income	$34,109	$30,348

Throughput (Bcf)
Residential	13.6	12.6
Commercial, Industrial & Other	2.6	2.4
Firm Transportation	4.6	4.5
Total Firm Throughput	20.8	19.5
Interruptible	9.9	13.3
Total System Throughput	30.7	32.8
Off System/Capacity Management	38.7	43.6
Total Throughput	69.4	76.4

Customers
Residential	463,679	451,587
Commercial, Industrial & Other	28,656	27,995
Firm Transportation	42,058	45,847
Total Firm Customers	534,393	525,429
Interruptible	30	34
Total System Customers	534,423	525,463
Off System/Capacity Management*	19	30
Total Customers	534,442	525,493
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,577	1,494
Normal	1,576	1,589
Percent of Normal	100.1%	94.0%

NJR REPORTS FIRST-QUARTER FISCAL 2018 RESULTS AND RAISES EARNINGS GUIDANCE FOR THE YEAR

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer, SREC and megawatt)	2017	2016
CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$6,856	$2,486
Wind electricity sales and other	4,185	3,044
Solar electricity sales and other	1,125	745
Sunlight Advantage	1,830	1,292
Total Operating Revenues	$13,996	$7,567
Depreciation and Amortization	$8,935	$7,041
Operating (Loss)	$(535)	$(4,293)
Income Tax Benefit	$73,988	$11,887
Net Income	$69,269	$4,198
Net Financial Earnings	$71,250	$2,842
Solar Renewable Energy Certificates Generated	53,568	41,443
Solar Renewable Energy Certificates Sold	29,680	10,319
Solar Megawatts Eligible for ITCs	1.8	2.8
Solar Megawatts Under Construction	21.4	3.9
Wind Megawatts Installed/Acquired	—	39.9
Wind Megawatts Under Construction	—	—

ENERGY SERVICES
Operating Income
Operating revenues	$477,981	$337,181
Less:
Gas purchases	446,210	339,087
Operation and maintenance expense	4,420	5,018
Depreciation and amortization	14	16
Energy and other taxes	1,217	455
Operating Income (Loss)	$26,120	$(7,395)
Net Income (Loss)	$11,120	$(4,790)
Financial Margin	$40,257	$10,747
Net Financial Earnings	$20,274	$3,487
Gas Sold and Managed (Bcf)	163.1	126.2

MIDSTREAM
Equity in Earnings of Affiliates	$4,129	$3,331
Other Income	$1,221	$917
Income Tax (Benefit) Provision	$(12,843)	$1,649
Net Income	$17,511	$2,387

HOME SERVICES AND OTHER
Operating Revenues	$9,957	$10,006
Operating (Loss) Income	$(1,530)	$(1,456)
Other Income, Net	$5,603	$2,827
Net (Loss) Income	$(7,716)	$1,542
Total Service Contract Customers at September 30	111,615	113,285